Exhibit 99.1

CONTACT:	Corporate Communications
404-715-2554
news archive at news.delta.com

Investor Relations
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Delta Reports Financial and Operating Performance for April 2016

ATLANTA, May 3, 2016 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for April 2016.

Consolidated passenger unit revenue (PRASM) for the month of April declined 4.0% year over year consistent with recent trends of pressure from close-in domestic yields and foreign exchange.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
April consolidated PRASM change year over year	(4.0)%
April mainline completion factor	99.9%
April on-time performance (preliminary DOT A14)	90.3%

Delta Air Lines serves nearly 180 million customers each year. In 2016, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the fifth time in six years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented five consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 330 destinations in 61 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

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	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Apr 2016	Apr 2015	Change		Apr 2016	Apr 2015	Change

RPMs (000):
Domestic	10,741,868	10,375,148	3.5%		40,403,526	38,417,062	5.2%
Delta Mainline	8,992,285	8,628,410	4.2%		33,875,343	31,849,089	6.4%
Regional	1,749,583	1,746,738	0.2%		6,528,183	6,567,973	(0.6%)
International	6,595,735	6,506,655	1.4%		24,651,000	24,685,604	(0.1%)
Latin America	1,696,900	1,585,674	7.0%		7,374,834	6,860,252	7.5%
Delta Mainline	1,649,724	1,552,735	6.2%		7,169,454	6,731,829	6.5%
Regional	47,176	32,939	43.2%		205,380	128,423	59.9%
Atlantic	3,124,477	3,109,806	0.5%		9,995,263	10,212,133	(2.1%)
Pacific	1,774,358	1,811,175	(2.0%)		7,280,903	7,613,219	(4.4%)
Total System	17,337,603	16,881,803	2.7%		65,054,526	63,102,666	3.1%

ASMs (000):
Domestic	12,588,495	12,071,413	4.3%		48,423,791	45,783,660	5.8%
Delta Mainline	10,427,267	9,908,572	5.2%		40,030,610	37,324,907	7.2%
Regional	2,161,227	2,162,841	(0.1%)		8,393,181	8,458,753	(0.8%)
International	8,216,914	8,225,587	(0.1%)		30,521,428	31,110,448	(1.9%)
Latin America	2,082,960	1,968,404	5.8%		8,932,397	8,450,807	5.7%
Delta Mainline	2,022,104	1,925,706	5.0%		8,671,517	8,278,073	4.8%
Regional	60,855	42,698	42.5%		260,881	172,734	51.0%
Atlantic	3,982,551	3,988,121	(0.1%)		13,142,495	13,471,364	(2.4%)
Pacific	2,151,403	2,269,062	(5.2%)		8,446,536	9,188,277	(8.1%)
Total System	20,805,409	20,297,000	2.5%		78,945,219	76,894,108	2.7%

Load Factor:
Domestic	85.3%	85.9%	(0.6)	pts	83.4%	83.9%	(0.5)	pts
Delta Mainline	86.2%	87.1%	(0.9)	pts	84.6%	85.3%	(0.7)	pts
Regional	81.0%	80.8%	0.2	pts	77.8%	77.6%	0.2	pts
International	80.3%	79.1%	1.2	pts	80.8%	79.3%	1.5	pts
Latin America	81.5%	80.6%	0.9	pts	82.6%	81.2%	1.4	pts
Delta Mainline	81.6%	80.6%	1.0	pts	82.7%	81.3%	1.4	pts
Regional	77.5%	77.1%	0.4	pts	78.7%	74.3%	4.4	pts
Atlantic	78.5%	78.0%	0.5	pts	76.1%	75.8%	0.3	pts
Pacific	82.5%	79.8%	2.7	pts	86.2%	82.9%	3.3	pts
Total System	83.3%	83.2%	0.1	pts	82.4%	82.1%	0.3	pts

Mainline Completion Factor	99.9%	99.8%	0.1	pts

Passengers Boarded	15,243,562	14,784,171	3.1%		57,151,363	54,788,422	4.3%

Cargo Ton Miles (000):	159,895	179,086	(10.7%)		634,456	725,839	(12.6%)

a Results include flights operated under contract carrier arrangements

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